Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Hennessy Capital Acquisition Corp:

We agree to the inclusion of our report dated January 6, 2014, which is incorporated by reference to the Registration Statement on Form S-3, and to the reference to our firm under the heading “Experts.

/s/ Rothstein Kass

New York, New York

April 17, 2015